UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed By The Registrant  ☒                             Filed By A Party Other Than The Registrant  ☐

Check The Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Vote by Internet • Go to www.investorvote.com/ACE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

ACE Limited Annual General Meeting of Shareholders to be Held on May 21, 2015

Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.investorvote.com/ACE.
Step 2:	Click on the icon on the right to view current meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery before the meeting.

Shareholder Meeting Notice

ACE Limited’s Annual General Meeting will be held on May 21, 2015 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland, at 2:45 p.m. Central European Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Agenda Items 1-12 (including each subpart thereof):

1.	Approval of the annual report, standalone financial statements and consolidated financial statements of ACE Limited for the year ended December 31, 2014
2.	Allocation of disposable profit and distribution of a dividend
	2.1	Allocation of disposable profit
	2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)
3.	Discharge of the Board of Directors
4.	Election of Auditors
	4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor
	4.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of U.S. securities law reporting
	4.3	Election of BDO AG (Zurich) as special audit firm
5.	Election of the Board of Directors
6.	Election of the Chairman of the Board of Directors
7.	Election of the Compensation Committee of the Board of Directors
8.	Election of Homburger AG as independent proxy
9.	Amendments to the Articles of Association to implement new requirements under the Minder Ordinance regarding elections, related corporate governance and certain other matters
10.	Amendments to the Articles of Association to implement new requirements under the Minder Ordinance regarding the compensation of the Board of Directors and Executive Management and related matters
11.	Approval of the maximum compensation of the Board of Directors and Executive Management
	11.1	Compensation of the Board of Directors until the next annual general meeting
	11.2	Compensation of Executive Management for the next calendar year
12.	Advisory vote to approve executive compensation under U.S. securities law requirements

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, you must obtain an admission ticket as indicated in the proxy materials. You may also contact Investor Relations at +1 (441) 299-9283 regarding admission tickets, for directions to the meeting, or to inspect the proxy materials (including the annual report with Swiss compensation report and Swiss audit reports) at the offices of ACE Limited.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials, you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.investorvote.com/ACE. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials ACE Limited” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.